Exhibit 99.2

MCG Capital Corporation Issues $50 Million of Unsecured Long-Term Debt

ARLINGTON, VA -- October 11, 2005 -- MCG Capital Corporation (Nasdaq: MCGC) today announced that it has closed on the issuance of $50 million of investment grade long-term unsecured five-year notes in a private placement. The notes have been rated "BBB-" by Fitch Ratings, Inc. and have a fixed interest rate of 6.73% per year payable semi-annually. The proceeds from the offering will be used for working capital and other general corporate purposes, including the origination of investments and reduction of outstanding borrowings under MCG's revolving credit facilities. Bayerische Hypo-und Vereinsbank AG, New York Branch ("HVB") acted as the placement agent for the issuance.

"We are pleased to become an issuer in the private placement debt market," said Michael McDonnell, Chief Financial Officer of MCG. "This unsecured debt, along with our existing unsecured facility with HVB, provides an important element of our capital structure, and its flexibility will help us better optimize our allowable leverage."

The securities referred to herein have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act. This announcement does not constitute an offer to sell or the solicitation of any offer to buy any of the securities.

About MCG Capital Corporation

MCG Capital is a solutions-focused financial services company providing financing and advisory services to a variety of small- and medium-sized companies throughout the United States with a focus on growth oriented companies. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, management buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company's future plans and objectives, such as our expectation to re-deploy cash balances into new investments, or the expected value resulting from a portfolio company's acquisition. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.

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